Exhibit 23.3

                              ACCOUNTANTS' CONSENT

         As independent public accountants, we hereby consent to the use or our reports (and to all references to our Firm) included in or made a part of this Registration Statement.


                                       Arthur Andersen LLP

Louisville, KY
July 1, 1999